Exhibit 10.1
AMENDMENT NO 1 (this Amendment) to TRADEMARK LICENSE AGREEMENT dated December 3, 2006 (the Original License Agreement) by and among GE Monogram Licensing International, a Delaware corporation (Monogram), Momentive Performance Materials Inc., a Delaware corporation (Momentive) and General Electric Company, a New York corporation (GE). This Amendment shall become effective as of the “GE/MPM Closing”, as that term is defined in the ASM Transfer Agreement described below.
WHEREAS, the Original License Agreement was originally entered into on December 3, 2006 among Monogram, GE and Momentive Performance Materials Holdings Inc., a Delaware corporation (Momentive Holdings);
WHEREAS, on March 29, 2007, Momentive Holdings transferred to Momentive and thereby relinquished all of its right, title and interest in the Original License Agreement, and Momentive assumed and agreed to pay, discharge, and perform in accordance with its terms, all liabilities and obligations of Momentive Holdings pursuant to or arising out of the Original License Agreement;
WHEREAS, pursuant to the ASM Transfer Agreement dated as of May 17, 2013, the parties thereto agreed that upon the GE/MPM Closing referred to therein the parties would amend the Original License Agreement as provided herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

1.
Section 1 of the Original License Agreement is hereby amended by deleting the definitions of “Option” and “Renewal Period”, by deleting the reference to “Section 19.3” in the definition of “Sell-Off Period” and replacing it with a reference to “Section 19.2”, and by deleting the definition of “Reporting Period” and replacing it with the following:

““Reporting Period” means each calendar quarter (January through March, April through June, July through September, and October through December) of each Contract Year in the Initial Renewal Period, if any, the Final Renewal Period, if any, and any Sell-Off Period.”

2.
Section 2.1 of the Original License Agreement is hereby amended by deleting the words “[***], during the Renewal Period” and replacing them with “[***], during the Initial Renewal Period, if any, and the Final Renewal Period, if any,”.

3.	Section 3.3 of the Original License Agreement is hereby amended to delete the second sentence thereof and replace it with the following: “[***].”

4.	Section 4.1(a) of the Original License Agreement is hereby deleted in its entirety and replaced with the following:

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 12b-6 of the Securities and Exchange Act of 1934, as amended.

“(a) Unless terminated or extended as herein provided, in relation to the license rights granted pursuant to Section 2.1(a) the initial term of the Agreement commences at 12:00 A.M Eastern Standard Time on December 3, 2006 (the “Commencement Date”) and continues for seven (7) years thereafter (“Initial Term”), with an option (“Initial Option”) to renew for an additional five (5) year period (the “Initial Renewal Period”) and, if Acquiror exercises the Initial Option, a subsequent option (“Second Option”) to renew for an additional five (5) year period (the “Final Renewal Period”) for a total seventeen (17) years if both the Initial Option and the Second Option are exercised. The Initial Option must be exercised in writing by Acquiror to Monogram Licensing no later than ninety (90) days before the end of the Initial Term. The Second Option must be exercised in writing by Acquiror to Monogram Licensing no later than ninety (90) days before the end of the Initial Renewal Period.

5.
Section 5.2 of the Original License Agreement is hereby amended by adding the phrase: “(“Original Quality”) or, during the Final Renewal Period, if any, the higher of the Original Quality or the quality standards observed for products in the middle range of quality for their applicable product categories within the industry (“Industry Quality”)” to the end of the first sentence.

6.
Section 5.4 of the Original License Agreement is hereby amended by adding the phrase: “(“Original Standard”) or, during the Final Renewal Period, if any, the higher of the Original Standard or that observed for products at least in the middle range of quality for their applicable product categories within the industry” to the end of the first sentence and by deleting the final sentence of that Section and replacing it with the following:

“Monogram Licensing acknowledges that the Licensed Products Using the Licensed Marks Sold on or prior to the Purchase Agreement Date meet the Original Standard.”

7.	Section 5.8(a) of the Original License Agreement is hereby amended by deleting the final sentence of that Section and replacing it with the following:
“Monogram Licensing shall not question any Licensed Product that meets or exceeds the Original Quality or, during the Final Renewal Period, if any, the higher of the Original Quality or the Industry Quality.”

8.
Section 6.2 of the Original License Agreement is hereby amended by adding the following phrase: “or during the Final Renewal Period, if any, six (6) months; provided however that if it is not reasonably practicable to update any such materials within such six (6) month period because such materials are not software-based, then Acquiror shall be permitted to distribute such material for up to eighteen (18) months” to the end of the last sentence and by adding the following phrase as a new, last sentence: “For purposes of this Section 6.2, “software-based” shall mean related to computer software, programs and databases in any form including Internet web sites, web site content, member of user lists and information associated therewith, links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats whether in source code, object code or human readable form.”

2

9.
Section 7.1 of the Original License Agreement is hereby amended by deleting the words “during the Renewal Period, if any, and any Sell-Off Period only,” in the first sentence and replacing them with the following: “solely during (a) the Initial Renewal Period, if any, (b) the Final Renewal Period, if any, and (c) any Sell-Off Period,”.

10.
Section 8.1 of the Original License Agreement is hereby amended by deleting the words “In the event that the Option is exercised, then during the Renewal Period, if any,” and replacing them with the following: “In the event that the Initial Option is exercised, then during the Initial Renewal Period, if any, in the event that the Second Option is exercised, then during the Final Renewal Period, if any,”.

11.
Section 8.3 of the Original License Agreement is hereby amended by deleting the words “During the Renewal Period, if any,” in the first sentence and replacing them with the following: “During the Initial Renewal Period, if any, the Final Renewal Period, if any,”.

12.	All capitalized terms used herein shall have the meanings ascribed in the Original License Agreement.

13.	Unless expressly set forth herein, all other provisions of the Original License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives on the dates and at the places indicated below.

GE MONOGRAM LICENSING INTERNATIONAL

By:	/s/ Cecilia Vega
Name:	Cecilia Vega
Title:	Vice President
Date:	May 17, 2013
At:

GENERAL ELECTRIC COMPANY

By: _/s/ Robert Duffy __________________________
Name: Robert Duffy
Title: Vice President
Date: May 17, 2013
At:

MOMENTIVE PERFORMANCE MATERIALS INC.

By: _/s/ Craig Morrison_________________________
Name: Craig Morrison
Title: President and Chief Executive Officer
Date: May 17, 2013
At:

3